Exhibit 99.1

Sorrento Therapeutics Appoints Douglas Ebersole to its Board of Directors

San Diego, CA – August 8, 2014 – Sorrento Therapeutics, Inc. (NASDAQ: SRNE; Sorrento), a late-stage clinical oncology company developing new treatments for cancer and its associated pain, today announced the addition of industry veteran Douglas Ebersole to its Board of Directors.

Mr. Ebersole has over 25 years of broad business experience in industry as well as from consulting in a number of advisory roles, including as a former partner in a Silicon Valley law firm. Currently, Mr. Ebersole is an independent consultant and has worked primarily with PDL BioPharma (PDL) since 2005. From 1992 to 2005, Mr. Ebersole served in various senior executive roles at PDL, including Senior Vice President – Corporate Development and Legal. During 2002, Mr. Ebersole served as PDL’s interim Chief Executive Officer. While at PDL, Mr. Ebersole was responsible for all legal affairs, negotiation of major corporate alliances and public equity and debt financings, and was one of the principal architects of PDL’s Queen patent licensing program. He also had overall responsibility for a number of functional areas including legal, business development, human resources, facilities, manufacturing and quality. Prior to PDL, Mr. Ebersole was initially Associate General Counsel and later General Counsel at NeXT Computer from 1989 to 1992 and earned a JD from Stanford University in 1982.

“Doug is a dedicated, high energy executive with significant experience in the pharmaceutical industry,” said Henry Ji, President and Chief Executive Officer of Sorrento. “He has made significant contributions in licensing collaborations and commercial operations related to antibody drug therapeutics.”

Mr. Ebersole commented, “I appreciate the opportunity to join Sorrento’s Board of Directors during this exciting time. I look forward to working with the Sorrento team to advance its late stage assets towards commercial success.”

In addition, Sorrento announced that Mr. Cam Gallagher has resigned from the Board of Sorrento following his appointment to the Board of Ark Animal Health, Inc., a wholly-owned subsidiary of Sorrento.

About Sorrento Therapeutics, Inc.

Sorrento is an oncology company developing new treatments for cancer and associated pain. Sorrento’s most advanced asset Cynviloq™, the next-generation paclitaxel, commenced its registrational trial in March 2014 and is being developed under the abbreviated 505(b)(2) regulatory pathway. Sorrento is also developing RTX, a non-opiate TRPV1 agonist currently in a Phase 1/2 study at the NIH to treat terminal cancer patients suffering from intractable pain. The Company has made significant advances in developing human monoclonal antibodies, complemented by a comprehensive and fully integrated antibody drug conjugate (ADC) platform that includes proprietary conjugation chemistries, linkers, and toxic payloads. Sorrento’s strategy is to enable a multi-pronged approach to combating cancer with small molecules, mono- and bispecific therapeutic antibodies, and ADCs.

More information is available at www.sorrentotherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about commencing its Cynviloq registrational trial; and the advances made in developing human monoclonal antibodies, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2013, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Contact(s):

Mr. George Uy

Chief Commercial Officer

Sorrento Therapeutics

guy@sorrentotherapeutics.com

T: + 1 (858) 210-3719